                                                                    EXHIBIT 10.2

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                                     FORM OF
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

================================================================================

                            _______________ __, 2006

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
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ARTICLE 1 DEFINED TERMS..................................................      1
ARTICLE 2 ORGANIZATIONAL MATTERS.........................................     13
   2.1 Formation.........................................................     13
   2.2 Name..............................................................     13
   2.3 Registered Office and Agent.......................................     14
   2.4 Principal Place of Business.......................................     14
   2.5 Term and Termination..............................................     14
   2.6 Power of Attorney.................................................     14
   2.7 Effectiveness of this Agreement...................................     16
ARTICLE 3 PURPOSE AND POWERS.............................................     16
   3.1 Purpose and Business..............................................     16
   3.2 Powers............................................................     17
ARTICLE 4 CAPITAL CONTRIBUTIONS; PARTNERSHIP UNITS; ADDITIONAL FUNDS.....     17
   4.1 Capital Contributions of the Partners.............................     17
   4.2 Issuance of Additional Partnership Interests......................     18
   4.3 Issuance of Securities by the General Partner.....................     18
   4.4 Additional Funds..................................................     20
   4.5 No Third-Party Beneficiary........................................     20
   4.6 No Interest.......................................................     20
   4.7 No Preemptive Rights..............................................     20
ARTICLE 5 DISTRIBUTIONS..................................................     21
   5.1 Distributions.....................................................     21
   5.2 Qualification as a REIT...........................................     23
   5.3 Withholding.......................................................     23
   5.4 Additional Partnership Interests..................................     23
ARTICLE 6 ALLOCATIONS....................................................     23
   6.1 Allocation of Profits and Net Losses..............................     23
   6.2 Special Allocations...............................................     24
   6.4 Revisions to Allocations to Reflect Issuance of Partnership
       Interests.........................................................     25
ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS..........................     26
   7.1 Management........................................................     26
   7.2 Certificate of Limited Partnership................................     29
   7.3 Reimbursement of the General Partner..............................     29
   7.4 Acquisition of Limited Partner Interests by the General Partner...     30
   7.5 Transactions with Affiliates......................................     30
   7.6 Indemnification...................................................     31
   7.7 Liability of the General Partner..................................     34
   7.8 Other Matters Concerning the General Partner......................     34
   7.9 Title to Partnership Assets.......................................     35
   7.10 Reliance by Third Parties........................................     35
ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.....................     36
   8.1 Limitation of Liability...........................................     36
   8.2 No Right to Participate in the Management of Business.............     36
   8.3 Outside Activities of Limited Partners............................     36
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   8.4 Return of Capital.................................................     37
   8.5 Rights of Limited Partners Relating to the Partnership............     37
   8.6 Redemption Right..................................................     38
ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS.........................     40
   9.1 Records and Accounting............................................     40
   9.2 Reports...........................................................     41
ARTICLE 10 TAX MATTERS...................................................     41
   10.1 Preparation of Tax Returns.......................................     41
   10.2 Tax Elections....................................................     41
   10.3 Tax Matters Partner..............................................     42
   10.4 Organizational Expenses..........................................     43
   10.5 Withholding......................................................     43
ARTICLE 11 TRANSFERS AND WITHDRAWALS.....................................     44
   11.1 Transfer.........................................................     44
   11.2 Transfer of the General Partner's General Partner Interest.......     44
   11.3 Limited Partners' Rights to Transfer.............................     45
   11.4 Substituted Limited Partners.....................................     46
   11.5 Assignees........................................................     46
   11.6 General Provisions...............................................     47
ARTICLE 12 ADMISSION OF PARTNERS.........................................     48
   12.1 Admission of Successor General Partner...........................     48
   12.2 Admission of Additional Limited Partners.........................     48
   12.3 Amendment of Agreement and Certificate of Limited Partnership....     49
ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION......................     49
   13.1 Dissolution......................................................     49
   13.2 Winding Up; Liquidation..........................................     50
   13.3 No Obligation to Contribute Deficit..............................     51
   13.4 Notice of Dissolution............................................     51
   13.5 Termination of Partnership and Cancellation of Certificate of
        Limited Partnership..............................................     52
   13.6 Reasonable Time for Winding-Up...................................     52
   13.7 Waiver of Partition..............................................     52
ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS..................     52
   14.1 Amendments.......................................................     52
   14.2 Meetings of the Partners.........................................     52
ARTICLE 15 GENERAL PROVISIONS............................................     53
   15.1 Addresses and Notice.............................................     53
   15.2 Titles and Captions..............................................     54
   15.3 Pronouns and Plurals.............................................     54
   15.4 Further Action...................................................     54
   15.5 Binding Effect...................................................     54
   15.6 Creditors........................................................     54
   15.7 Waiver...........................................................     54
   15.8 Counterparts.....................................................     54
   15.9 Applicable Law...................................................     55
   15.10 Invalidity of Provisions........................................     55
   15.11 Merger..........................................................     55
   15.12 No Rights as Stockholders.......................................     55
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                                      -ii-

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   15.13 Entire Agreement................................................     55

EXHIBITS
Exhibit A -- Partner's Contributions and Partnership Interests...........    A-1
Exhibit B -- Form of Notice of Redemption Request........................    B-1
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                                     -iii-

                                     FORM OF
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

     THIS AGREEMENT OF LIMITED PARTNERSHIP OF NNN Healthcare/Office REIT Holdings, L.P. (this "Agreement"), dated as of ____________ ___, 2006, is entered into by and among NNN Healthcare/Office REIT, Inc., a Maryland corporation, as general partner (the "General Partner"), and those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

                                   WITNESSETH

     WHEREAS, the General Partner and the Initial Limited Partner formed NNN Healthcare/Office REIT Holdings, L.P. (the "Partnership") as a limited partnership pursuant to the Act by filing a certificate of limited partnership with the Secretary of State of the State of Delaware on April 20, 2006; and

     WHEREAS, this Agreement shall constitute the "partnership agreement" (within the meaning of the Act) of the Partnership, and shall be binding upon all Persons now or at any time hereafter who are Partners;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

     Capitalized terms used in this Agreement (including exhibits, schedules and amendments) shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under GAAP.

1.1 "ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such statute.

1.2 "ADDITIONAL LIMITED PARTNER" means a Person that has executed and delivered an additional limited partner signature page in the form required by the General Partner and has been admitted to the Partnership as a Limited Partner pursuant to Section 12.2.

1.3 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Partner, the negative balance, if any, in such Partner's Capital Account as of the end of any relevant Fiscal Year, determined after giving effect to the following adjustments:

     (a) credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of

Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

     (b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

1.4 "ADVISOR" means Triple Net Properties, LLC, the advisor to the Partnership and the General Partner pursuant to the Advisory Agreement.

1.5 "ADVISORY AGREEMENT" means that certain Advisory Agreement by and among the Advisor, the Partnership and the General Partner dated as of _______ ___, 2006.

1.6 "ADVISOR PARTICIPATION IN SALES PROCEEDS" has the meaning set forth in
Section 5.1(c).

1.7 "AFFILIATE" means with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

1.8 "AGREEMENT" means this Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P., as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

1.9 "APPRAISED VALUE" means the value of the Partnership Assets as determined by an appraisal made by an Independent Appraiser.

1.10 "ARTICLES OF INCORPORATION" means the General Partner's Articles of Incorporation, filed with the Maryland State Department of Assessments and Taxation, or other organizational document governing the General Partner, as amended, modified, supplemented or restated from time to time.

1.11 "ASSIGNEE" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

1.12 "AVAILABLE OPERATING CASH" means the cash flows derived by the Partnership from the operation of the Partnership's business (other than any Net Sales Proceeds or Capital Contributions) before any deduction for depreciation or amortization and after deduction of:

     (a) all operating costs and expenses including taxes;

     (b) all payments of principal, interest and other charges in respect of any Partnership indebtedness;

     (c) all expenditures for capital improvements to the Partnership assets or property; and

     (d) all reserves, whether for working capital, debt repayment, new portfolio investments or otherwise (including for the redemption of Partnership Units) that are established by the General Partner in the exercise of its sole and absolute discretion.

1.13 "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

1.14 "CAPITAL ACCOUNT" has the meaning set forth in Section 4.8.

1.15 "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the fair market value of Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4.

1.16 "CARRYING VALUE" means (a) with respect to a Contributed Property, the fair market value of such Contributed Property at the time such property is contributed, as determined by the General Partner and agreed to by the contributing partner, without reduction for any liabilities either assumed by the Partnership upon such contribution or to which such property was subject when contributed, reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts, and (b) with respect to any other Partnership Asset, the adjusted basis of such Partnership Asset for Federal income tax purposes, all as of the time of determination; except that the Carrying Values of all assets may, at the discretion of the general Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Treasury Regulations
Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.8.

1.17 "CASH AMOUNT" means an amount of cash equal to the Value of the REIT Stock Amount on the Valuation Date.

1.18 "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership, filed on April ___, 2006, as amended, restated, supplemented or otherwise modified from time to time as herein provided in accordance with the Act.

1.19 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent Federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

1.20 "COMMON STOCK" means a share of the common stock of the General Partner, par value $.01 per share. Common Stock may be issued in one or more classes or series in accordance with the terms of the Articles of Incorporation. If there is more than one class or series of Common Stock, the term "Common Stock" shall, as the context requires, be deemed to refer to the class or series of Common Stock that correspond to the class or series of Partnership Units for which the reference to Common Stock is made.

1.21 "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2.

1.22 "CONSENT OF THE OUTSIDE LIMITED PARTNERS" means the Consent of the Outside Limited Partners holding a number of Partnership Units greater than fifty percent (50%) of the aggregate Partnership Units held by all Outside Limited Partners.

1.23 "CONTRIBUTED PROPERTY" means each property or other asset (but excluding cash and cash equivalents), in such form as may be contributed by a Partner to the Partnership as permitted by the Act.

1.24 "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for Federal income tax purposes; provided, that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of any such year or other period, Depreciation shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) or 1.704-3(d)(2), whichever is applicable, and if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the General Partner.

1.25 "EFFECTIVE DATE" means the date of first closing of the offering of Common Stock pursuant to the Registration Statement.

1.26 "8% RETURN" means, with respect to the General Partner, an amount calculated like simple interest at the rate of eight percent (8%) per annum calculated on the varying daily balances of Invested Capital of the General Partner during the period to which the 8% Return relates, and determined on the basis of a 360-day year/30-day month, cumulative for the period for which such 8% Return is being determined.

1.27 "8% RETURN ACCOUNT" means, with respect to the General Partner, as of any relevant date, an amount equal to the excess of (i) the 8% Return that has accrued with respect to the Invested Capital of the General Partner through such date, over (ii) the sum of (A) the cumulative distributions of Available Operating Cash and Net Sales Proceeds made to the General Partner prior to such relevant date pursuant to Section 5.1 hereof, and (B) the cumulative amounts paid to the General Partner in redemption of its Partnership Units pursuant to
Section 8.6(g) as of such date, other than such distributions and payments that are applied to reduce the Unrecovered Contribution Account of the General Partner. All amounts distributed and paid to the General Partner pursuant to Sections 5.1 and 8.6(g) shall first be applied to reduce the Unrecovered Contribution Account of the General Partner until the balance of such Unrecovered Contribution Account equals zero ($0), and then shall be applied to reduce the 8% Return Account of the General Partner.

1.28 "ENTITY" means any general partnership, limited liability company, proprietorship, corporation, joint venture, joint-stock company, limited partnership, limited liability partnership, business trust, firm, trust, estate, governmental entity, cooperative, association or other foreign or domestic enterprise.

1.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

1.30 "FISCAL YEAR" means the fiscal year of the Partnership and shall be the same as its taxable year, which shall be the calendar year unless otherwise determined by the General Partner in accordance with the Code.

1.31 "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

1.32 "GENERAL PARTNER" means NNN Healthcare/Office REIT, Inc., a Maryland corporation, and any successor as general partner of the Partnership.

1.33 "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of Partnership Units.

1.34 "INCAPACITY" or "INCAPACITATED" means:

     (a) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate;

     (b) as to any corporation that is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

     (c) as to any partnership that is a Partner, the dissolution and commencement of winding up of the partnership;

     (d) as to any estate that is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership;

     (e) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or

     (f) as to any Partner, the bankruptcy of such Partner, which shall be deemed to have occurred when:

          (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

          (ii) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner;

          (iii) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors;

          (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above;

          (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's assets;

          (vi) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof;

          (vii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or

          (viii) an appointment referred to in clause (vii) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

1.35 "INDEMNITEE" MEANS

          (a) any Person made a party to a proceeding by reason of its status as:

               (i) the General Partner,

               (ii) a Limited Partner,

               (iii) the Advisor,

               (iv) a director, trustee, manager, member or officer of the Partnership, the General Partner or the Advisor, or

               (v) a director, trustee, manager, member or officer of any other Entity, serving in such capacity at the request of the Partnership, the General Partner or the Advisor, acting on behalf of the Partnership or the General Partner, or

          (b) such other Persons (including Affiliates of the General Partner) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

1.36 "INDEPENDENT APPRAISER" means an appraiser of real estate with no material current or prior business or personal relationship with the Advisor, the Partnership, the General Partner or the directors of the General Partner, that, in the determination of the General Partner, is qualified to appraise real estate by virtue of being engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

1.37 "INITIAL LIMITED PARTNER" means Triple Net Properties, LLC.

1.38 "INVESTED CAPITAL" means, with respect to the General Partner, as of any relevant date, an amount equal to the excess of (i) the aggregate amount of cash contributed or deemed contributed by the General Partner to the Partnership from the gross proceeds of the issuance by the General Partner of REIT Stock or other equity Securities pursuant to Article 4 hereof, over (ii) the cumulative amounts paid to the General Partner in redemption of its Partnership Units pursuant to
Section 8.6(g) as of such date.

1.39 "IRS" shall mean the Internal Revenue Service of the United States.

1.40 "JOINT VENTURE" mean those joint venture or partnership arrangements in which the Partnership or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.

1.41 "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

1.42 "LIMITED PARTNER" means, prior to the admission of the first Additional Limited Partner to the Partnership, the Initial Limited Partner, and thereafter any Person named as a limited partner of the Partnership in Exhibit A, as such Exhibit may be amended from time to time, upon the execution and delivery by such Person of an additional limited partner signature page, including any Additional Limited Partner or Substituted Limited Partner in each case, in such Person's capacity as a limited partner of the Partnership.

1.43 "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership. A Limited Partner Interest may be expressed as a number of Partnership Units.

1.44 "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

1.45 "LIQUIDATOR" has the meaning set forth in Section 13.2.

1.46 "LISTED MARKET PRICE" means, with respect to a share of REIT Stock for a specified trading day, shall be the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported on the national securities exchange on which the REIT Stock is listed for trading.

1.47 "LISTING AMOUNT" has the meaning set forth in Section 5.1(d).

1.48 "LISTING EVENT" means the listing of the REIT Stock on a national securities exchange.

1.49 "LISTING DATE" means the date on which a Listing Event occurs.

1.50 "MARKET VALUE" means the market value of the REIT Stock as of the date of a Listing Event, which shall be equal to the product of (a) the number of shares of REIT Stock issued and outstanding at the time of the Listing Event, multiplied by (b) the average Listed Market Price of a share of REIT Stock for the 30 trading days beginning on the 180th day after the Listing Date.

1.51 "MORTGAGE" means in connection with mortgage financing provided, invested in, participated in or purchased by the Partnership, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

1.52 "NASAA GUIDELINES" means the North American Securities Administrators Association, Inc. Statement of Policy Regarding Real Estate Investment Trusts.

1.53 "NET ASSETS" means the total assets of the Partnership (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Partnership on a basis consistently applied..

1.54 "NET SALES PROCEEDS" means in the case of a transaction described in clause
(i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Partnership (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Partnership, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Partnership Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the General Partner determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include (i) any reserves established by the General Partner, in its sole discretion and; (ii) the receipt by the Partnership of Capital Contributions.

1.55 "NONRECOURSE DEDUCTIONS" has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

1.56 "NONRECOURSE LIABILITIES" has the meaning set forth in Treasury Regulations
Section 1.704-2(b)(3).

1.57 "NOTICE OF REDEMPTION REQUEST" means a notice of redemption request substantially in the form of Exhibit B attached hereto.

1.58 "OUTSIDE LIMITED PARTNERS" means the Limited Partners, excluding the Initial Limited Partner and any Limited Partner that is an Affiliate of the General Partner or the Initial Limited Partner.

1.59 "PARTNER" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners, collectively.

1.60 "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner's Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

1.61 "PARTNER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

1.62 "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Treasury Regulations
Section 1.704-2(i)(2).

1.63 "PARTNERSHIP" means NNN Healthcare/Office REIT Holdings, L.P., and any successor thereto.

1.64 "PARTNERSHIP ASSET" means the interest of the Partnership in any Entity or security (whether in corporate securities, equity, debt or hybrid securities, partnership or joint venture interests, other contractual rights or otherwise), or any other Real Estate Assets or other assets owned, directly or indirectly, by the Partnership, as determined by the General Partner.

1.65 "PARTNERSHIP INTEREST" means the entire ownership interest of a Partner in the Partnership at any particular time which represents a Capital Contribution by such Partner and which includes the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

1.66 "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(d).

1.67 "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution by the Partnership of Available Operating Cash, Net Sales Proceeds or other Partnership Assets pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution by the Partnership.

1.68 "PARTNERSHIP UNIT" means a unit of Partnership Interest with the rights, powers and duties set forth herein, designated as such on Exhibit A and expressed in the number set forth on Exhibit A, as such exhibit may be amended from time to time.

1.69 "PERCENTAGE INTEREST" means, as to each Partner, the percentage determined by dividing the total number of Partnership Units owned by such Partner by the aggregate number of Partnership Units then issued and outstanding, as set forth on Exhibit A, as such exhibit may be amended from time to time.

1.70 "PERMITTED TRANSFEREE" means with respect to a Person, (a) any Affiliate of such Person, (b) the spouse of such Person or any ancestor, descendent or sibling of such Person or of the spouse of such Person, or (c) any trust for the benefit of such Person or any other person described in clause (b) of this
Section 1.69.

1.71 "PERSON" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such individual or Entity where the context so permits.

1.72 "PROFITS" and "LOSSES" has the meaning set forth in Section 6.2(f).

1.73 "PROHIBITED TRANSFEREE" means any Person who is a:

     (a) person or entity who is a "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization," or "blocked person" within the definitions set forth in the Foreign Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended;

     (b) person acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, including, but not limited to, the "Government of Sudan," the "Government of Iran," the "Government of Cuba or any Cuban national"; or

     (c) person or entity subject to restrictions imposed by the following statutes or Regulations and Executive Orders issued thereunder: the Trading with the Enemy Act, 50 U.S.C. app. Sections 1 et. seq., the Iraq Sanctions Act, Pub.
L. 101-513, Title V, Sections 586 to 586J, 104 Stat. 2047, the National Emergencies Act, 50 U.S.C. Sections 1601 et. seq., the Antiterrorism and Effective Death Penalty Act of 1996, Pub. L. 104-132, 110 Stat. 1214-1319, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., the United Nations Participation Act, 22 U.S.C. Section 287c, the International Security and Development Cooperation Act, 22 U.S.C. Section 2349aa-9, the Nuclear Proliferation Prevention Act of 1994, Pub. L. 103-236, 108 Stat. 507, the Foreign Narcotics Kingpin Designation Act, 21 U.S.C. Sections 1901 et. seq., the Iran and Libya Sanctions Act of 1996, Pub. L. 104-172, 110 Stat. 1541, the Cuban Democracy Act, 22 U.S.C. Sections 6001 et seq., the Cuban Liberty and Democratic Solidarity Act, 22 U.S.C. Sections 6021-91, and the Foreign Operations, Export Financing and Related Programs Appropriations Act, 1997, Pub.
L. 104-208, 110 Stat. 3009-172, or any other law of similar import as to any non-U.S. country, person or entity, as each such Act or law has been or may be amended, adjusted, modified, or reviewed from time to time.

1.74 "PROPERTY" OR "PROPERTIES" means, as the context requires, any, or all, respectively, of the Real Property acquired by the Partnership, directly or indirectly through joint venture arrangements or other partnership or investment interests.

1.75 "REAL ESTATE ASSETS" means unimproved and improved real property, real estate-related assets and any direct or indirect interest therein (including, without limitation, fee or leasehold interests, options, leases, partnership and joint venture interests, equity and debt securities of entities that own real estate, first or second mortgages on real property, mezzanine loans secured by junior liens on real property, preferred equity interests secured by a property owner's interest in real property and other contractual rights in real estate).

1.76 "REAL PROPERTY" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

1.77 "REDEEMING PARTNER" has the meaning set forth in Section 8.6.

1.78 "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Stock Amount, as determined by the General Partner in its sole and absolute discretion.

1.79 "REDEMPTION RIGHT" has the meaning set forth in Section 8.6.

1.80 "REGISTRATION STATEMENT" means the Registration Statement on Form S-11 filed by the General Partner with the Securities and Exchange Commission on April ___, 2006, and any amendments thereto made at any time.

1.81 "REIT" means a "real estate investment trust" as defined under Section 856 of the Code.

1.82 "REIT NOTICE" has the meaning set forth in Section 8.6(g).

1.83 "REIT REQUIREMENTS" has the meaning set forth in Section 5.2.

1.84 "REIT STOCK" means the Common Stock and all other shares of capital stock of the General Partner.

1.85 "REIT STOCK AMOUNT" means a number of shares of REIT Stock equal to the number of Partnership Units offered for redemption by a Redeeming Partner; provided that in the event that the General Partner issues to all holders of REIT Stock rights, options, warrants, or convertible or exchangeable securities entitling stockholders of the General Partner to acquire REIT Stock, or any other securities or property (collectively, the "rights"), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of REIT Stock would be entitled to receive.

1.86 "SALE" means (i) any transaction or series of transactions whereby: (A) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or
(E) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Partnership Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Partnership in one or more Partnership Assets within 180 days thereafter, and not including the receipt by the Partnership of Capital Contributions.

1.87 "SECURITIES" has the meaning set forth in Section 4.3(a).

1.88 "SECURITIES ACT" means the Securities Act of 1933, as amended.

1.89 "SPECIFIED REDEMPTION DATE" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption Request (or, in the case of the General Partner exercising the Redemption Right, after the date of the General Partner's receipt of a REIT Notice).

1.90 "STOCK INCENTIVE PLANS" means, collectively, any and all plans adopted from time to time by the General Partner pursuant to which REIT Stock is issued, or options to acquire REIT Stock are granted, to employees or directors of the General Partner, employees of the Partnership or employees of their respective Affiliates in consideration for services or future services.

1.91 "SUBSIDIARY" means, with respect to any Person, any Entity of which a majority of the voting power or the voting equity securities, and/or the outstanding equity interests (whether or not voting), is owned, directly or indirectly, by such Person.

1.92 "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

1.93 "TERMINATING SALE TRANSACTION" means any sale or other disposition (other than a deemed disposition pursuant to Code Section 708(b)(1)(B) and the Treasury Regulations thereunder) of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

1.94 "TERMINATION AMOUNT" has the meaning set forth in Section 5.1(e).

1.95 "TERMINATION EVENT" means any termination of the Advisor as advisor to the Partnership and the General Partner under the terms of the Advisory Agreement, other than any termination for "Cause" (as defined in the Advisory Agreement) and other than any termination of the Advisory Agreement due to the occurrence of a Listing Event.

1.96 "TERMINATION NOTE" has the meaning set forth in Section 5.1(e).

1.97 "TRANSFER" means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death. The word "Transfer," when used as a noun, shall mean any Transfer transaction.

1.98 "TREASURY REGULATIONS" means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

1.99 "UNRECOVERED CONTRIBUTION ACCOUNT" means, with respect to the General Partner, as of any relevant date, the excess of (i) the aggregate amount of cash contributed or deemed contributed by the General Partner to the Partnership pursuant to the provisions of Article 4 as of such date, over (ii) the sum of
(A) the cumulative distributions of Available Operating Cash and Net Sales Proceeds made to the General Partner prior to such relevant date pursuant to
Section 5.1 hereof, and (B) the cumulative amounts paid to the General Partner in redemption of its Partnership Units pursuant to Section 8.6(g) as of such date. All amounts distributed and paid to the General Partner pursuant to Sections 5.1 and 8.6(g) shall first be applied to reduce the Unrecovered Contribution Account of the General Partner until the balance of such Unrecovered Contribution Account equals zero ($0), and then shall be applied to reduce the 8% Return Account of the General Partner.

1.100 "VALUATION DATE" means the date of receipt by the General Partner of a Notice of Redemption Request (or, in the case of the General Partner exercising the Redemption Right, the date of the General Partner's receipt of a REIT Notice) or, if such date is not a Business Day, the first Business Day thereafter.

1.101 "VALUE" means, with respect to a share of REIT Stock, (a) if REIT Stock is traded on a national securities exchange or otherwise traded over-the-counter, the average of the daily Market Price (as defined below) for shares of REIT Stock for the ten (10) consecutive trading days immediately preceding the Valuation Date, or (b) if REIT Stock is not traded in a manner described in clause (a), the value of a share of REIT Stock as determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. The "Market Price" for each such trading day shall be (i) the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (ii) if no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported. In the event the REIT Stock Amount includes rights that a holder of REIT Stock would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

2.1 FORMATION.

     The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

2.2 NAME

     The name of the Partnership is NNN Healthcare/Office REIT Holdings, L.P. The Partnership's business may be conducted under such name or under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner, acting in its sole and absolute discretion without the Consent of any Limited Partner, may change the name of the Partnership. The General Partner shall notify the Limited Partners of any such name change in the next regular communication to the Limited Partners. Upon termination of the Partnership or the termination, resignation or withdrawal of the Initial Limited Partner as the Advisor, all of the Partnership's right, title and interest in and to the use of the name "NNN Healthcare/Office REIT Holdings, L.P. and any variation thereof, shall become the property of the Initial Limited Partner, and if requested to do so by the Initial Limited Partner, the Partnership shall change the name of the Partnership to exclude the term "NNN." Neither the Partnership nor any Limited Partner shall have any right or interest in and to the use of any such name or mark.

2.3 REGISTERED OFFICE AND AGENT

     The address of the registered office of the Partnership in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Suite 400, Wilmington, New Castle County, DE 19801, or such other place as may be designated from time to time by the General Partner. The name of the registered agent for service of process on the Partnership in the State of Delaware at such address shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Suite 400, Wilmington, New Castle County, DE 19801, or such other Person as may be designated from time to time by the General Partner.

2.4 PRINCIPAL PLACE OF BUSINESS

     The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable. The principal office of the Partnership shall be 1551 North Tustin Avenue, Suite 200 Santa Ana, CA 92705, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

2.5 TERM AND TERMINATION

     The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2036, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

2.6 POWER OF ATTORNEY

     (a) Each Limited Partner and each Assignee who accepts Partnership Units (or any other Partnership Interest or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each such Person acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

               (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including, without limitation, any documents necessary or advisable to convey any Contributed Property to the Partnership;

               (B) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;

               (C) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation;

               (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or any Capital Contribution of any Partner;

               (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests;

               (F) all amendments to this Agreement as provided in Article 14 hereof; and

               (G) all other instruments that may be required by law to be filed on behalf of or relating to the Partnership and that are not inconsistent with this Agreement; and

          (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

     Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with
     Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and/or the Transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives.

     (c) Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.

     (d) Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or

Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     (e) Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to in this Section 2.6, executed by the General Partner or the Liquidator acting as attorney-in-fact, is authorized by and binding on the Partnership, without further inquiry.

2.7 EFFECTIVENESS OF THIS AGREEMENT

     This Agreement shall govern the operations of the Partnership and the rights and restrictions applicable to the Partners, to the extent permitted by law. Pursuant to Section 17-101(12) of the Act, all Persons who become holders of Partnership Interests shall be bound by the provisions of this Agreement. The execution by a Person of this Agreement and acceptance thereof by the General Partner in accordance with the terms of this Agreement or the receipt of Partnership Interests by a Person as a successor or assign of an existing Partner and the consent of the General Partner to the admission of such Person as a Substituted Limited Partner in accordance with the terms of this Agreement shall be deemed to constitute a request that the records of the Partnership reflect such admission, and shall be deemed to be a sufficient act to comply with the requirements of Section 17-101(12) of the Act and to so cause that Person to become a Partner as of the date of acceptance of its Capital Contribution by the Partnership and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Partner hereunder).

                                    ARTICLE 3
                               PURPOSE AND POWERS

3.1 PURPOSE AND BUSINESS

     The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act including, without limitation, to engage in the following activities:

     (a) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with Real Estate Assets;

     (b) to acquire, hold, own, develop, construct, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with other real and personal property of all kinds;

     (c) acquire own, hold for investment and ultimately dispose of general and limited partner interests, and stock, warrants, options or other equity and debt interests in Entities, and exercise all rights and powers granted to the owner of any such interests;

     (d) make any type of investment and engage in any other lawful act or activity for which limited partnerships may be formed under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Partnership;

     (e) to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; and

     (f) to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner determines not to qualify as a REIT or ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership.

3.2 POWERS

     (a) The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
3.1 and for the protection and benefit of the Partnership including, without limitation, full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to acquire, hold, own, develop, construct, improve, maintain and operate Real Estate Assets, and to sell, lease, transfer, encumber, convey, exchange and otherwise dispose of Real Estate Assets.

     (b) The General Partner also is empowered to do any and all acts and things necessary, appropriate or advisable to ensure that the Partnership will not be classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code, including, but not limited to, imposing restrictions on Transfers of Partnership Units.

                                    ARTICLE 4
                    CAPITAL CONTRIBUTIONS; PARTNERSHIP UNITS;
                                ADDITIONAL FUNDS

4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS

     (a) Initial Capital Contributions. The General Partner and the Initial Limited Partner have made or shall make on the Effective Date, the Capital Contributions as set forth on Exhibit A to this Agreement in exchange for the number of Partnership Units set forth opposite their names on Exhibit A. At such time as Additional Limited Partners are admitted to the Partnership, each such Additional Limited Partner shall make Capital Contributions in the amount set forth opposite such Limited Partner's name on Exhibit A, as it shall be amended at the time of such contribution.

     (b) Deemed Capital Contributions. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership or the contribution of assets by any other Person to the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into or contributing assets to the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement or contribution agreement and as set forth in Exhibit A, as it shall be amended to reflect such deemed Capital Contributions.

     (c) Partnership Units. Each Partner shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on the number of Partnership Units held by, and the Percentage Interest of, any Partner. Each Partnership Unit shall entitle the holder thereof to one vote on all matters on which the Partners (or any portion of the Partners) are entitled to vote under this Agreement.

     (d) No Additional Capital Contributions. Except as provided in Sections 4.3(a) and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans or otherwise) and no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

4.2 ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS

     (a) The General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options or warrants to acquire Partnership Interests) in the form of Partnership Units or other Partnership Interests in one or more series or classes to any Persons at any time or from time to time, on such terms and conditions as the General Partner shall establish in each case in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each class or series of Partnership Interests, (ii) the right of each class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each class or series of Partnership Interest upon dissolution and liquidation of the Partnership; provided, that, no such Partnership Interests shall be issued to the General Partner unless either
(A) the Partnership Interests are issued pursuant to Section 4.3, or (B) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class.

     (b) Subject to the limitations set forth in Sections 4.2(a) and 4.3(a), the General Partner may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership in accordance with Section 12.2 or to issue any Partnership Interests, including, without limitation, amending the Certificate, Exhibit A or any other provision of this Agreement.

     (c) Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests (or options to acquire Partnership Interests) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the interest of the Partnership and the Partners (for example, and not by way of limitation, the issuance of Partnership Units in connection with a Stock Incentive Plan providing for employee purchases of REIT Stock and corresponding Partnership Units at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the REIT Stock and corresponding Partnership Units covered by the option, either at the time of issuance or at the time of exercise).

4.3 ISSUANCE OF SECURITIES BY THE GENERAL PARTNER

     (a) General. The General Partner shall not issue any debt securities, preferred stock, Common Stock, any other class of REIT Stock or rights, options, warrants or other securities convertible into or exchangeable for preferred stock, Common Stock or any other class of REIT Stock (collectively, "Securities"), other than (1) as payment of the REIT Stock Amount in connection with a redemption of Partnership Units pursuant to Section 8.6, (2) upon the conversion, exchange or exercise of other outstanding securities of the General Partner in accordance with the terms of such securities, or (3) to all holders of REIT Stock on a pro rata basis, unless the General Partner shall:

          (i) in the case of REIT Stock or other equity Securities other than Securities described in clause (ii) below, (A) contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received upon the issuance of such Securities, and
     (B) receive from the Partnership in consideration for such contributions Partnership Interests with the same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such Securities (including, for purposes of clarification, Partnership Units in the case of any issuance of Common Stock by the General Partner);

          (ii) in the case of options, warrants or other rights to purchase REIT Stock, or other equity securities convertible into or exchangeable for REIT Stock, (A) contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received upon the issuance of such equity Securities, and (B) receive from the Partnership in consideration for such contributions a number of options, warrants or other rights to purchase Partnership Interests equal to the number of such Securities issued by the General Partner, with equivalent rights, preferences and limitations to the terms of such equity Securities; and

          (iii) in the case of debt securities, lend to the Partnership the proceeds of or consideration received for such Securities on the same terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable).

     (b) Splits. The Partnership shall (i) make a distribution in Partnership Units, (ii) subdivide its outstanding Partnership Units, or (iii) combine its outstanding Partnership Units into a smaller number of Partnership Units, in the event the General Partner takes an analogous action with respect to the Common Stock. The intent of the previous sentence is that one Partnership Unit remains the economic equivalent of one share of Common Stock without dilution. If the General Partner determines that it is necessary or desirable to make any filings under the Act or otherwise in order to reference the existence of such action, the General Partner may cause such filings to be made, which filings might take the form of amendments to the Certificate; provided, however, that, unless specifically required by this Agreement or the Act after giving effect to the terms of this Agreement, no approval or consent of any Partners shall be required in connection with the making of any such filing.

     (c) Treatment of Proceeds. If the proceeds actually received by the General Partner in connection with an issuance of Securities by the General Partner are less than the gross proceeds of such offering, grant, award or issuance as a result of any underwriter's discounts, commissions or other fees or expenses paid or incurred in connection with such offering, grant, award or issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such offering, grant, award or issuance and the Partnership shall be deemed simultaneously to have paid pursuant to Section 7.3(c) for the amount of such expenses.

4.4 ADDITIONAL FUNDS

     (a) The sums of money required to finance the business and affairs of the Partnership shall be derived from the initial Capital Contributions made to the Partnership by the Partners as set forth in Section 4.1 and from funds generated from the operation and business of the Partnership.

     (b) In the event additional financing is needed from sources other than as set forth in Section 4.4(a) for any reason, the General Partner may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate:

          (i) cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with
     Section 4.2;

          (ii) make additional Capital Contributions to the Partnership (subject to the provisions of Section 4.3(a));

          (iii) cause the Partnership to borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis;

          (iv) make a loan or loans to the Partnership (subject to Section 4.3(a)); or

          (v) cause the Partnership to sell any assets or properties directly or indirectly owned by the Partnership.

4.5 NO THIRD-PARTY BENEFICIARY

     No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligations of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

4.6 NO INTEREST

     No Partner shall be entitled to interest on any Capital Contribution or on such Partner's Capital Account.

4.7 NO PREEMPTIVE RIGHTS

     Subject to any preemptive rights that may be granted in connection with the issuance of Partnership Interests under Section 4.3(a), no Person shall have any preemptive or other similar right with respect to any:

     (a) additional Capital Contributions or loans to the Partnership; or

     (b) issuance or sale of any Partnership Units or other Partnership
Interests.

4.8 CAPITAL ACCOUNTS

     The Partnership shall establish and maintain throughout the life of the Partnership for each Partner a separate "Capital Account" in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), or (iv) at such other times as the General Partner may determine so long as such adjustment is made under generally accepted industry accounting practices within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account
Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

                                    ARTICLE 5
                                  DISTRIBUTIONS

5.1 DISTRIBUTIONS

     (a) General. Subject to the provisions of Sections 5.3, 5.4, 8.6(b), 11.6(d) and 13.2, the General Partner shall cause the Partnership to distribute to the Partners as of the applicable Partnership Record Date, at such times as the General Partner shall determine, amounts of Available Operating Cash and Net Sales Proceeds in the manner set forth in this Section 5.1.

     (b) Available Operating Cash. Available Operating Cash shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date.

     (c) Net Sales Proceeds. Net Sales Proceeds shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date until the Unrecovered Contribution Account and 8% Return Account of the General Partner have been reduced to zero ($0). Thereafter, 15% of any Net Sales Proceeds shall be distributed to the Advisor (in its capacity as Partner) (such distributions, the "Advisor Participation in Sales Proceeds"), and 85% of such Net Sales Proceeds shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date.

     (d) Distribution to Advisor Upon Listing.

          (i) Upon a Listing Event, the Advisor shall no longer be entitled to any distributions of the Advisor Participation in Sales Proceeds under
     Section 5.1(c). If the

     Advisor has not been terminated under the Advisory Agreement as of the Listing Date, the Advisor (in its capacity as Partner) shall receive a distribution ("Listing Amount"), which shall be paid within five (5) Business Days of the determination of the Market Value, in an amount equal to 15% of the amount, if any, by which (A) the Market Value plus the cumulative distributions made to the General Partner from the inception of the Partnership through the Listing Date exceeds (B) the sum of (1) the Invested Capital of the General Partner as of the Listing Date, and (2) the 8% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the Listing Date.

          (ii) The Listing Amount shall be paid, as determined by the General Partner's board of directors, including a majority of the independent directors, either in the form of cash or REIT Stock with a Market Value equal to the Listing Amount. The Advisor agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Stock if the Listing Amount is paid in the form of REIT Stock as provided herein.

     (e) Distribution to Advisor Upon Termination.

          (i) Upon a Termination Event, the Advisor shall no longer be entitled to any distributions of the Advisor Participation in Sales Proceeds under
     Section 5.1(c). If a Listing Event has not occurred as of the date of a Termination Event, then the Advisor (in its capacity as Partner) shall receive a distribution (the "Termination Amount"), which shall be paid within five (5) Business Days of the date of such Termination Event, in an amount equal to 15% of the amount, if any, by which (A) the Appraised Value of all of the Partnership Assets as of the date of the Termination Event, less any indebtedness secured by such assets, plus the cumulative distributions made to the General Partner from the inception of the Partnership through the date of the Termination Event, exceeds (B) the sum of (1) the Invested Capital of the General Partner as of such date, and (2) the 8% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the date of Termination Event.

          (ii) The Termination Amount shall be paid, as determined by the General Partner's board of directors, including a majority of the independent directors, either in the form of cash or the issuance to the Advisor of an interest-bearing promissory note (the "Termination Note") in an amount equal to the Termination Amount. Interest on the Termination Note will accrue beginning on the date of the Termination Event at a rate deemed fair and reasonable by the General Partner. In the event the Termination Amount is paid in the form of the Termination Note, the Partnership shall repay the Termination Note using Net Sales Proceeds prior to making any distributions under Section 5.1(c) until the Termination Note is paid in full, including all accrued but unpaid interest. If the Termination Note has not been paid in full within five (5) years after the date of the Termination Event, then the General Partner (as determined by the General Partner's board of directors, including a majority of the independent directors) shall purchase the Termination Note from the Advisor in exchange for either cash or REIT Stock with a Value equal to the aggregate amount outstanding under the Termination Note, including principal and accrued but unpaid interest. The Advisor agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Stock if the Termination Note is purchased with REIT Stock as provided herein.

5.2 QUALIFICATION AS A REIT

     The General Partner shall take such action as it deems necessary or advisable to cause the Partnership to distribute sufficient amounts under this
Article 5 to enable the General Partner to pay stockholder dividends that will enable the General Partner to (a) satisfy the requirements for qualification as a REIT under the Code and the Treasury Regulations (the "REIT Requirements"), and (b) avoid any Federal income or excise tax liability; provided, however, the General Partner shall not be bound to comply with this covenant to the extent such distributions would violate applicable Delaware law.

5.3 WITHHOLDING

     With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act by or status of any Partner or to which the Partnership becomes subject with respect to any Partnership Interest, the Partnership shall have the right to withhold amounts of Available Operating Cash or Net Sales Proceeds or other Partnership Assets distributable to such Partner or with respect to such Partnership Interests, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.5.

5.4 ADDITIONAL PARTNERSHIP INTERESTS

     If the Partnership issues Partnership Interests in accordance with Section
4.2 or 4.3, the distribution priorities set forth in Section 5.1 shall be amended, as necessary, to reflect any distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of
Article 6. If a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, such Partner shall not be entitled to any distributions with respect to such additional Partnership Interest until the first Partnership Record Date following the date of such issuance.

                                    ARTICLE 6
                                   ALLOCATIONS

6.1 ALLOCATION OF PROFITS AND NET LOSSES

     (a) General. Except as otherwise provided in this Article 6 and in Section 11.6(c), and after making any special allocations under Section 6.2, Profits and Losses for each Fiscal Year shall be allocated among the Partners in accordance with their respective Percentage Interests as of the end of such Fiscal Year, subject to any rights of holders of Partnership Interests other than Partnership Units.

     (b) Adjustment. If the amount of Losses for any Fiscal Year that otherwise would be allocated to a Partner under Section 6.1(a) or this Section 6.1(b) would cause or increase an Adjusted Capital Account Deficit of such Partner as of the last day of such Fiscal Year (after all other allocations have been made pursuant to this Article 6), then such Partner shall be allocated that amount of Losses which does not cause or increase such Adjusted Capital Account Deficit, and the remainder of such Losses that would have been allocated to such Partner shall be allocated to the other Partners in proportion to their Percentage Interests.

     (c) Special Allocation with Respect to Sales. Profits (and items thereof) and Losses (and items thereof) for each Fiscal Year or other applicable period from Sales shall be allocated among the Partners such that the ending Capital Account of each Partner, immediately after giving effect to the allocations under this Article 6, is, as nearly as possible, equal to the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Value, all liabilities of the Partnership were satisfied with cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.1(c). For purposes of the preceding allocations only, a Partner holding more than one class or series of Partnership Interests or units shall be deemed to be a separate Partner with respect to each such class, series or units.

6.2 SPECIAL ALLOCATIONS

     Notwithstanding any provisions of Section 6.1, the following special allocations shall be made in the following order of priority:

     (a) Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain to the extent required by Treasury Regulations
Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f) and (j)(2). This subparagraph is intended to comply with the minimum gain chargeback requirement in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Treasury Regulations Section 1.704-2(i). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and (j)(2). This subparagraph is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts to be allocated to each Partner pursuant hereto.

     (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704 1(b)(2)(ii)(d)(4), (5) and (6) that causes or increases an Adjusted Capital Account Deficit, gross items of income and gain shall be specially allocated to such Partner so as to eliminate such Adjusted Capital Account Deficit as quickly as possible. This subparagraph is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

     (d) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Partners in accordance with their respective Percentage Interests.

     (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Year with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partners that bear the economic risk of loss for such Partner Nonrecourse Debt (as determined under Treasury Regulations Sections 1.704-2(b)(4) and 1.704-2(i)(1).

     (f) Definition of "Profits" and "Losses". "Profits" and "Losses" and any item of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Treasury Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 6.1(b), 6.2(a), 6.2(b), 6.2(c), 6.2(d), and 6.2(e). All allocations of Profit and Loss (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in Section 6.1 and this Section 6.2, except as otherwise required by
Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by
Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.

     (g) Curative Allocations. The allocations set forth in Section 6.1(b) and Sections 6.2(a) through (e) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with special allocations pursuant to this Section 6.2(g). Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 6.1(a) and 6.1(c). In exercising its discretion under this Section 6.2(g), the General Partner shall take into account future Regulatory Allocations under Sections 6.2(a) and 6.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.2(d) and 6.2(e).

     (h) Changes in Interest. If during any Fiscal Year there is a change in any Partner's Percentage Interest, then for purposes of determining the Profits, Losses, or any other items allocable to such Partner for such Fiscal Year, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

6.3 REVISIONS TO ALLOCATIONS TO REFLECT ISSUANCE OF PARTNERSHIP INTERESTS

     If the Partnership issues Partnership Interests to the General Partner or any additional Limited Partner pursuant to Article 4, the General Partner shall make any such revisions to this Article 6 as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

7.1 MANAGEMENT

     (a) Management By the General Partner. Except as otherwise expressly provided in this Agreement, full, complete and exclusive discretion to manage and control the business and affairs of the Partnership are and shall be vested in the General Partner, and no Limited Partner other than the Advisor shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause.

     (b) Power and Authority of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

          (i) (A) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to (1) avoid the payment of any Federal income or excise tax (including any excise tax pursuant to Section 4981 of the Code) and (2) make distributions to its stockholders in amounts sufficient to permit the General Partner to maintain REIT status), (B) the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, (C) the issuance of any evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets), and (D) the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, including the payment of all expenses associated with the General Partner;

          (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or the General Partner;

          (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets, including Real Estate Assets, of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper;

          (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms the General Partner sees fit, including, without limitation,

               (A) the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries,

               (B) the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and

               (C) the making of capital contributions to the Partnership's Subsidiaries;

          (v) the development, expansion, construction, management, operation, leasing, repair, alteration, demolition or improvement of any real property in which the Partnership or any Subsidiary of the Partnership owns a direct or indirect interest;

          (vi) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

          (vii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

          (viii) the holding, management, investment and reinvestment of cash and other assets of the Partnership;

          (ix) the collection and receipt of revenues and income of the Partnership;

          (x) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;

          (xi) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any other Entities that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, Subsidiaries of the Partnership and any other Person from time to time), or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons; provided that, as long as the General Partner has determined to elect to qualify as a REIT or to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

          (xii) the control of any matters affecting the rights and obligations of the Partnership, including:

               (A) the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership,

               (B) the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and

               (C) the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (xiii) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

          (xiv) the determination of the fair market value of any Partnership Assets distributed in kind using such reasonable method of valuation as the General Partner, in its sole discretion, may adopt;

          (xv) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

          (xvi) the exercise of any of the powers of the General Partner enumerated in this Agreement or the undertaking of any action on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

          (xvii) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the foregoing;

          (xviii) the issuance of additional Partnership Interests in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

          (xix) the opening of bank accounts on behalf of, and in the name of, the Partnership and its Subsidiaries; and

          (xx) the amendment and restatement of Exhibit A to reflect accurately at all times the Capital Contributions of, Partnership Units held by and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect any Capital Contributions, redemptions, issuance of Partnership Units, admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement.

               (c) Advisor. The General Partner has engaged the Advisor to serve as the advisor to the Partnership and the General Partner pursuant to the terms and conditions of the Advisory Agreement. In consideration for the services to be provided to the Partnership and the General Partner, the Advisor will receive the fees described in the Advisory Agreement. In addition, the Advisor (in its capacity as a Partner) is entitled to receive distributions of the Advisor Participation in Sales Proceeds under Section 5.1(c) hereof, and distributions upon a Listing Event under Section 5.1(d) hereof or upon a Termination Event under Section 5.1(e) hereof.

               (d) Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain:

                    (i) casualty, liability and other insurance on the Real
               Estate Assets of the Partnership;

                    (ii) liability insurance for the Indemnitees hereunder; and

                    (iii) such other insurance as the General Partner, in its
               sole and absolute discretion, determines to be appropriate and reasonable.

               (e) Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

7.2 CERTIFICATE OF LIMITED PARTNERSHIP

     The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

7.3 REIMBURSEMENT OF THE GENERAL PARTNER

     (a) No Compensation. Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

     (b) Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization and the ownership and operation of the Partnership Assets. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs on behalf of the Partnership relating to the ownership and operation of the Partnership Assets, or for the benefit of the Partnership; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.6 hereof.

     (c) Responsibility for General Partner Expenses. The General Partner shall also be reimbursed for (i) all expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees and any and all salaries, compensation and expenses of officers and employees of the General Partner, and (ii) all expenses the General Partner incurs relating to the organization and/or reorganization of the Partnership and the General Partner, the public offering of REIT Stock by the General Partner, and any other offering, grant, award or issuance of REIT Stock or additional Partnership Interests pursuant to Section 4.2 or 4.3, including all expenses associated with compliance by the General Partner and the Initial Limited Partner with laws, rules and regulations promulgated by any regulatory body.

     (d) Business of the General Partner. The Limited Partners acknowledge that the sole business of the General Partner is the ownership of direct or indirect interests in, and the direct or indirect operation of, the Partnership, and that all of the expenses of the General Partner are incurred for the benefit of the Partnership.

     (e) Characterization of Reimbursements. All payments and reimbursements hereunder shall be characterized for Federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

7.4 ACQUISITION OF LIMITED PARTNER INTERESTS BY THE GENERAL PARTNER

     The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

7.5 TRANSACTIONS WITH AFFILIATES

     (a) Transactions with Subsidiaries. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Subsidiaries and Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     (b) Certain Transactions with the Advisor and its Affiliates. Notwithstanding anything to the contrary in this Agreement, the General Partner shall not cause the Partnership, directly or indirectly, to Transfer any property to, purchase any property from, loan any money to, borrow any money from or enter into any other transaction with the Advisor or any of its Affiliates, or any director of the General Partner, except in accordance with the procedures set forth in the Articles of Incorporation for transactions between the General Partner and the Advisor or its Affiliates.

     (c) Benefit Plans Sponsored by the Partnership. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, option or other equity incentive plans, and similar plans funded by the Partnership for the benefit of employees of the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, any Subsidiaries of the Partnership or any of their respective Affiliates.

7.6  INDEMNIFICATION

     (a) General. Subject to the limitations of Section 7.6(b), to the maximum extent permitted under the Act in effect from time to time and subject to the limitations of Section II.G. of the NASAA Guidelines, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, "Claims"), that relate to the operations of the Partnership, the General Partner or any of the Partnership's Subsidiaries in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that in no event shall this Section 7.6(a) enlarge the indemnification permitted below under Section 7.6(b).

     (b) Limitation. Notwithstanding any provision hereof to the contrary:

          (i) the Partnership will not indemnify any Indemnitee unless:

               (A) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expenses was in the best interests of the Partnership;

               (B) the Indemnitee was acting on behalf of the Partnership or performing services for the Partnership;

               (C) Such Claim was not the result of:

                    (1) with respect to the General Partner, the gross
               negligence, willful misconduct or fraud of the General Partner;

                    (2) with respect to any Limited Partner, the gross
               negligence, willful misconduct or fraud of the Limited Partner;

                    (3) with respect to (A) the directors, officers and
               employees of the General Partner, (B) the Advisor and (C) the members, managers and employees of the Advisor, the negligence or misconduct of such Person; or

                    (4) with respect to the Independent Directors (as defined in the Articles of Incorporation), the gross negligence or willful misconduct of such Independent Director; and

               (D) any indemnification or agreement to hold harmless may be paid only out of the Net Assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this
          Section 7.6;

          (ii) notwithstanding anything to the contrary in Section 7.6(b)(ii), the Partnership will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

               (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

               (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

               (C) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities Exchange Commission and the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

     (c) Contractual Obligations. Without limitation, the indemnity set forth in this Section 7.6 shall extend to any liability of any Indemnitee pursuant to a loan guaranty (except a guaranty by a Limited Partner of nonrecourse indebtedness of the Partnership or as otherwise provided in any such loan guaranty), contractual obligation for any indebtedness or other obligation or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnification agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness.

     (d) Advancement of Expenses. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all Claims made or threatened against an Indemnitee only if all of the following conditions are satisfied: (i) the Claim relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) either (A) the Claim was initiated by a third party who is not a stockholder of the General Partner or
(B) if the Proceeding was initiated by a Stockholder, the initiating Stockholder was acting in his or her capacity as such and the advancement was approved by a court of competent jurisdiction, and (iii) the Indemnitee provides the Partnership with a written undertaking to repay the amount paid or reimbursed by the Partnership, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

     (e) No Exclusivity. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified.

     (f) Insurance. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (g) Benefit Plan Fiduciary. For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.6 and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

     (h) No Personal Liability for Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (i) Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (j) Benefit. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (k) Amendment of this Section 7.6. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this
Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to Claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such Claims may arise or be asserted.

     (l) Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner or the Initial Limited Partner in its capacity as the Advisor pursuant to this Section 7.6 constitute gross income to the General Partner or the Initial Limited Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

     (m) Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any Claim for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.

7.7  LIABILITY OF THE GENERAL PARTNER

     (a) General. To the maximum extent permitted under the Act and subject to the limitations of Section II.G. of the NASAA Guidelines in effect from time to time, neither the General Partner nor any director, officer, shareholder, partner, member or employee, trustee, representative or agent of the General Partner (including the Advisor and its Affiliates) shall be liable to the Partnership or to any Partner for (i) any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission, except to the extent such loss, claim, cost damage or liability results from such Person's gross negligence, willful misconduct or fraud, (ii) any tax liability imposed on the Partnership or (iii) any losses due to the misconduct, negligence (gross or ordinary), dishonesty or bad faith of any agents of the Partnership. Notwithstanding anything to the contrary in this Section 7.7(a), this limitation on liability applies only to the extent that the particular officer or director has satisfied the requirements of Sections 7.6(b)(i) and (ii).

     (b) No Obligation to Consider Separate Interests of Limited Partners. The Limited Partners expressly acknowledge that (i) the General Partner (and the Advisor, in advising the General Partner) is acting on behalf of the Partnership and the stockholders of the General Partner, collectively, (ii) the General Partner (and the Advisor, in advising the General Partner) is under no obligation to consider the separate interest of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and (iii) neither the General Partner nor the Advisor shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, unless the General Partner or the Advisor, as the case may be, acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

     (c) Conflict. The Limited Partners expressly acknowledge that in the event of any conflict in the fiduciary duties owed by the General Partner to its stockholders and by the General Partner, in its capacity as a general partner of the Partnership, to the Limited Partners, the General Partner may act in the best interests of the General Partner's stockholders without violating its fiduciary duties to the Limited Partners, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Limited Partners in connection with any such violation.

     (d) Amendment of this Section 7.7. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this
Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.8  OTHER MATTERS CONCERNING THE GENERAL PARTNER

     (a) Reliance on Documents. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     (b) Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, agents, including the Advisor, and duly appointed attorneys-in-fact. Each such officer, agent or attorney-in-fact shall, to the extent granted by the General Partner in writing, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

     (d) Actions to Maintain REIT Status. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to: (i) protect the ability of the General Partner to continue to qualify as a REIT, or (ii) avoid the General Partner incurring any taxes under Sections 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

7.9  TITLE TO PARTNERSHIP ASSETS

     Title to all Partnership Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be held by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in the Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership Asset for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner shall use reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership Assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

7.10 RELIANCE BY THIRD PARTIES

     (a) Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all Partnership Assets and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially.

     (b) Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.

     (c) In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives.

     (d) Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that:

          (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect;

          (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and

          (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1  LIMITATION OF LIABILITY

     The Limited Partners shall have no liability under this Agreement, except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

8.2  NO RIGHT TO PARTICIPATE IN THE MANAGEMENT OF BUSINESS

     No Limited Partner shall take part in the management or control of the Partnership's investment or other activities, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Except as expressly provided herein, no Limited Partner shall have the right to vote for the election, removal or replacement of the General Partner. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act, laws of non-U.S. jurisdictions or otherwise.

8.3  OUTSIDE ACTIVITIES OF LIMITED PARTNERS

     Subject to any agreements entered into by a Limited Partner or its Affiliates, or any Assignee, with the Partnership or any of its Subsidiaries, any Limited Partner or Assignee and any officer, director, employee, agent, trustee, Affiliate or shareholder or other equity owner of any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

8.4  RETURN OF CAPITAL

     No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except (a) to the extent of such Limited Partner's right of redemption set forth in Section 8.6, and (b) to the extent that the General Partner (or the Liquidator) determines to make distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to distributions or allocations of Profits or Losses.

8.5  RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

     (a) General. In addition to the other rights provided by this Agreement and any rights granted to limited partners of a limited partnership under the Act that such limited partners are not permitted to waive under the Act, and except as limited by Section 8.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):

          (i) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

          (ii) to obtain a copy of the Partnership's Federal, state and local income tax returns for each Fiscal Year;

          (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

          (iv) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

Each Limited Partner hereby waives any and all rights that such Limited Partner may have under the Act that the Act permits limited partners to waive, except any such right that is granted expressly to such Limited Partner under this Agreement.

     (b) Confidentiality. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the

General Partner determines in its sole and absolute discretion to be reasonable, any information that:

          (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or

          (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

8.6  REDEMPTION RIGHT

     (a) Redemption Right. Subject to the provisions of this Section 8.6, at any time on or after the first anniversary date of the issuance of a Partnership Unit to a Partner, such Partner shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Partner, at a redemption price equal to and in the form of the Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption Request delivered to the General Partner by the Partner who is exercising the Redemption Right (the "Redeeming Partner").

     (b) Distributions and Allocations.

          (i) Subject to Section 8.6(c), the Redeeming Partner shall have no right to receive any distributions that are paid after the Specified Redemption Date with respect to any Partnership Units redeemed pursuant to this Section 8.6.

          (ii) If any Partnership Interest is redeemed (other than pursuant to Section 8.6(c)) on any day other than the first day of a Fiscal Year, then Profit, Losses, each item thereof and all other items attributable to such Partnership Interest for such Fiscal Year shall be divided and allocated to the Redeeming Partner by taking into account the Redeeming Partner's ownership of such Partnership Interest during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration period, in which event Profits, Losses, each item thereof and all other items attributable to such redeemed Partnership Interest for such Fiscal Year shall be prorated based upon the applicable method selected by the General Partner).

     (c) General Partner Assumption of Obligation. Notwithstanding the provisions of Section 8.6(a), the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of shares of REIT Stock in the Articles of Incorporation), assume directly the obligation to satisfy a Redemption Right and satisfy such Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event that the General Partner shall exercise this right to satisfy the Redemption Right in the manner described in the preceding sentence and shall fully perform its obligation to pay the Redemption Amount on the Specified Redemption Date, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the

Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner for Federal income tax purposes. Distributions and allocations with respect to Partnership Units acquired by the General Partner pursuant to this Section 8.6(c) shall be made in accordance with Sections 11.6(c) and 11.6(d).

     (d) Fractional Shares. If the General Partner elects, either on its own behalf or on behalf of the Partnership, to satisfy the Redemption Right by paying the REIT Stock Amount, and the REIT Stock Amount is not equal to a whole number of shares of REIT Stock, the Redeeming Partner shall be paid (i) that number of shares of REIT Stock which equals the nearest whole number less than the REIT Stock Amount, plus (ii) (A) an amount of cash equal to the Value of one share of REIT Stock on the applicable Valuation Date, multiplied by (B) the REIT Stock Amount minus the whole number of shares of REIT Stock pursuant to clause
(i) of this Section 8.6(d).

     (e) Execution of Documents. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with (i) the exercise and satisfaction of the Redemption Right, (ii) any assumption by the General Partner pursuant to Section 8.6(c), and (iii) any issuance of REIT Stock in connection with the Partnership or the General Partner paying the Redemption Amount to the Redeeming Partner.

     (f) Exceptions to Redemption Right. Notwithstanding the provisions of
Section 8.6(a), unless the General Partner elects for payment of the Redemption Amount by the Partnership to be the Cash Amount, a Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Stock to such Partner on the Specified Redemption Date would (i) be prohibited under the Articles of Incorporation or the bylaws of the General Partner, (ii) adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Sections 857 or 4981 of the Code, (iii) constitute or be likely to constitute a violation of any applicable federal or state securities laws or regulations, or (iv) be prohibited under
Section 11.6(f) of this Agreement (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

     (g) Exercise of the Redemption Right by the General Partner. The receipt of a notice of redemption with respect to shares of REIT Stock held by stockholders of the General Partner (a "REIT Notice") shall be deemed to be a Notice of Redemption Request given by the General Partner to the Partnership. The redemption by the REIT of REIT Stock pursuant to a REIT Notice shall be deemed an exercise of the Redemption Right with respect to a number of Partnership Units equal to the number of shares of REIT Stock identified in the REIT Notice. With respect to any Redemption Right exercised by the General Partner pursuant to this Section 8.6(g), the General Partner will elect for payment of the Redemption Amount by the Partnership to the General Partner to be the Cash Amount.

     (h) Assignees. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6 with respect to any Partnership Units Transferred by such Limited Partner to such Assignee, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

     (i) No Liens on Partnership Units Delivered for Redemption. Each Partner covenants and agrees that all Partnership Units delivered for redemption pursuant to this Section 8.6 shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all Liens. Notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any Liens. Each Partner further agrees that, if any state or local property transfer tax is payable as a result of the Transfer of its Partnership Units to the Partnership or the General Partner pursuant to this Section 8.6, such Partner shall assume and pay such transfer tax.

     (j) Cancellation of Units; Amendments to Exhibit A. Upon the redemption of Partnership Units pursuant to this Section 8.6, (i) all such redeemed Partnership Units (other than Partnership Units redeemed pursuant to Section 8.6(c)) shall be cancelled, and (ii) the General Partner shall amend Exhibit A to reflect the new Percentage Interests of the Partners and to (A) either adjust the number of Partnership Units and the Percentage Interest of the Redeeming Partner or eliminate the Redeeming Partner from Exhibit A, as applicable, and
(B) in the event that the General Partner assumes the obligation to satisfy a Redemption Right pursuant to Section 8.6(c), adjust the number of Partnership Units and the Percentage Interest of the General Partner to reflect the Transfer of such Partnership Units to the General Partner.

     (k) Additional Partnership Interests. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article 4, the General Partner shall make such revisions to this Section 8.6 as the General Partner determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).

     (l) Redemptions by the Advisor. For so long as the Advisor remains the advisor to the Partnership and General Partner under the Advisory Agreement, neither the Advisor nor any Affiliate of the Advisor (other than the General Partner) may redeem any portion of the Partnership Units held by such Person; provided that, upon the occurrence of a Listing Event, immediately following the distribution to the Advisor of all amounts required to be distributed to the Advisor pursuant to Section 5.1(d), the Partnership shall redeem all of the Partnership Units held by the Advisor and its Affiliates (other than the General Partner), at a redemption price equal to and in the form of the Redemption Amount. In addition, upon the occurrence of a Termination Event, immediately following the distribution to the Advisor of all amounts required to be distributed to the Advisor pursuant to Section 5.1(e) (including, but not limited to the repayment of the Termination Note in full, if applicable), the Partnership shall redeem all of the Partnership Units held by the Advisor and its Affiliates (other than the General Partner), at a redemption price equal to and in the form of the Redemption Amount. With respect to any automatic redemption of Partnership Units held by the Advisor or its Affiliates (other than the General Partner) pursuant to this Section 8.6(l), the General Partner will elect for payment of the Redemption Amount by the Partnership to the Advisor and/or any such Affiliate to be the Cash Amount.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1  RECORDS AND ACCOUNTING

     (a) Books and Records. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary for the

General Partner to comply with applicable REIT Requirements and to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5(a) and 9.2 hereof.

     (b) Accounting Method. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP.

9.2  REPORTS

     (a) Annual Reports. As soon as practicable after the end of each Fiscal Year, but in no event later than the date on which the General Partner mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Fiscal Year, an annual report containing financial statements of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, for such Fiscal Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its sole discretion.

     (b) Quarterly Reports. If and to the extent that the General Partner mails quarterly reports to its stockholders, then as soon as practicable after the end of each fiscal quarter of the Partnership, but in no event later than the date such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

     (c) Delivery. Notwithstanding the foregoing, the General Partner may deliver to the Limited Partners each of the reports described above, as well as any other communications that it may provide hereunder, by e-mail or by any other electronic means.

                                   ARTICLE 10
                                   TAX MATTERS

10.1 PREPARATION OF TAX RETURNS

     The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

10.2 TAX ELECTIONS

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election it makes, including, without limitation, the election under Section 754 of the Code, upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

10.3 TAX MATTERS PARTNER

     (a) General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, that such information is provided to the Partnership by the Limited Partners and the Assignees.

     (b) Powers. The tax matters partner is authorized, but not required:

          (i) to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner:

               (A) who (within the time prescribed pursuant to the Code and the Treasury Regulations) files a statement with the Internal Revenue Service providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or

               (B) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

          (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

          (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (iv) to file a request for an administrative adjustment with the Internal Revenue Service and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (v) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

          (vi) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     (c) Reimbursements. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

10.4 ORGANIZATIONAL EXPENSES

     The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

10.5 WITHHOLDING

     (a) General. Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code.

     (b) Treatment of Amounts Withheld. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless:

          (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or

          (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner.

Any amounts withheld from amounts otherwise distributable to a Limited Partner as described in clause (i) or (ii) of this Section 10.5(b) shall be treated as having been distributed to such Limited Partner.

     (c) Security Interest. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
10.5. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

     (d) Default. In the event that a Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.5, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event, the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan.

     (e) Interest. Any amount payable by a Limited Partner under this Section
10.5 shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points, and (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

11.1 TRANSFER

     (a) Definition. The term "Transfer," when used in this Article 11 with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "Transfer" when used in this Article 11 does not include any redemption of Partnership Units or other Partnership Interests for cash or REIT Stock pursuant to Section 8.6.

     (b) Restriction on Transfer. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

11.2 TRANSFER OF THE GENERAL PARTNER'S GENERAL PARTNER INTEREST

     (a) The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, except:

          (i) with the Consent of the Outside Limited Partners; or

          (ii) if such Transfer is to an entity which is wholly-owned, directly or indirectly, by the General Partner.

     (b) In the event the General Partner withdraws as general partner of the Partnership in accordance with Section 11.2(a), the General Partner's General Partner Interest shall immediately be converted into a Limited Partner Interest.

11.3 LIMITED PARTNERS' RIGHTS TO TRANSFER

     (a) General. Subject to the provisions of Section 11.3(b), no Limited Partner shall have the right to Transfer all or a portion of such Limited Partner's Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, without the consent of the General Partner, which may be given or withheld by the General Partner in its sole and absolute discretion.

     (b) Transfers to Permitted Transferees. Notwithstanding the provisions of
Section 11.3(a), but subject to the provisions of Sections 11.3(c), 11.3(d), and 11.3(e) and other applicable restrictions on Transfers contained in this Article 11, a Limited Partner may Transfer, with or without the consent of the General Partner, all or a portion of his Partnership Units to a Permitted Transferee; provided that such Permitted Transferee must qualify as "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and provided further that, no Transfer pursuant to this Section 11.3(b) shall be effective until the General Partner receives notice of such Transfer.

     (c) No Transfers Violating Securities Laws. The General Partner may prohibit any Transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such Transfer would require the filing of a registration statement under the Securities Act, or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

     (d) No Transfers to Certain Lenders. No Transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Treasury Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Treasury Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion.

     (e) Additional Prohibited Transfers. No Transfer by a Limited Partner of its Partnership Units may be made to any Person if:

          (i) in the opinion the General Partner based on the advice of legal counsel, if appropriate, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Sections 857 or 4981 of the Code;

          (ii) in the opinion of the General Partner based on the advice of legal counsel, if appropriate, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes;

          (iii) such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940, as amended or ERISA;

          (iv) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code; or

          (v) such Transfer is to a Prohibited Transferee.

     (f) Incapacitated Limited Partners. If a Limited Partner is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     (g) Transfers by the Advisor. For so long as the Advisor remains the advisor to the Partnership and General Partner under the Advisory Agreement, neither the Advisor nor any Affiliate of the Advisor (other than the General Partner) may Transfer any portion of the Partnership Units held by the Advisor to any Person, other than (i) Transfers to any Affiliate of the Advisor, and
(ii) deemed Transfers to the General Partner pursuant to Section 8.6(c).

11.4 SUBSTITUTED LIMITED PARTNERS

     (a) Consent of the General Partner. No Limited Partner shall have the right to substitute a Permitted Transferee in such Limited Partner's place. The General Partner shall, however, have the right to consent to the admission of a Permitted Transferee of the Partnership Interest of a Limited Partner pursuant to this Section 11.4 as a Substitute Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     (b) Rights of a Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.6, and such other documents or instruments as may be required in the reasonable discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner.

     (c) Amendments to Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

11.5 ASSIGNEES

     If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.4(a), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the

Partnership and the share of Profit, Losses and any other items of gain, loss, deduction or credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement except as otherwise provided in this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

11.6 GENERAL PROVISIONS

     (a) Withdrawal of a Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a Transfer of all of such Limited Partner's Partnership Units pursuant to which the transferee is admitted as a Substituted Limited Partner or a redemption of all of the Partnership Units held by such Limited Partner pursuant to Section 8.6.

     (b) Termination of Status as a Limited Partner. Any Limited Partner that
(i) Transfers all of such Limited Partner's Partnership Units (or other Partnership Interests) in a Transfer pursuant to which the transferee is admitted as a Substituted Limited Partner, or (ii) redeems all of such the Partnership Units held by such Limited Partner pursuant to Section 8.6 shall cease to be a Limited Partner.

     (c) Allocations. If any Partnership Interest is Transferred during the Partnership's Fiscal Year in compliance with the provisions of this Article 11 (including Transfers to the General Partner pursuant to Section 8.6(c)) on any day other than the first day of a Fiscal Year, then Profit, Losses, each item thereof and all other items attributable to such Partnership Interest for such Fiscal Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration period, in which event Profits, Losses, each item thereof and all other items attributable to such transferred Partnership Interest for such Fiscal Year shall be prorated based upon the applicable method selected by the General Partner).

     (d) Distributions. All distributions of Available Operating Cash, Net Sales Proceeds or other Partnership Assets attributable to Partnership Units, with respect to which the Partnership Record Date is before the date of a Transfer of such Partnership Units (including any Transfer to the General Partner pursuant to Section 8.6(c)), shall be made to the transferor Partner, and all distributions of Available Operating Cash, Net Sales Proceeds or other Partnership Assets thereafter attributable to such Partnership Units shall be made to the transferee Partner.

     (e) Capital Accounts. The original Capital Account established for each transferee shall be in the same amount as the Capital Account or portion thereof of the Partner to which such transferee succeeds, at the time such transferee is admitted to the Partnership. The Capital Account of any Partner whose Percentage Interest shall be increased by means of the Transfer to it of all or part of the Partnership Interest of another Partner shall be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of, or distribution to, a then-Partner shall include a Capital Contribution or distribution previously made by or to any prior Partner on account of the Partnership Interest of such then-Partner.

     (f) Additional Restrictions. In addition to any other restrictions on transfer contained in this Agreement, in no event may any Transfer of a Partnership Interest by any Partner or any redemption pursuant to Section 8.6 be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of the General Partner based on the advice of legal counsel, if appropriate, such Transfer would cause a termination of the Partnership for Federal or state income tax purposes (except as a result of a redemption of all Partnership Units held by all Limited Partners); (v) if in the opinion of the General Partner based on the advice of legal counsel, if appropriate, such Transfer would cause the Partnership to cease to be classified as a partnership for Federal income tax purposes (except as a result of a redemption of all Partnership Units held by all Limited Partners); (vi) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if such Transfer would cause the Partnership to become a "publicly traded partnership," as such term is defined in Section 7704(b) of the Code (provided that this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel advises the General Partner that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation); (viii) if such Transfer would cause the General Partner to own 10% or more of the ownership interests of any tenant of a property held by the Partnership within the meaning of Section 856(d)(2)(B) of the Code; (ix) if such Transfer would result in the General Partner being "closely held" within the meaning of Section 856(h) of the Code; or (x) if in the opinion the General Partner based on the advice of legal counsel, if appropriate, such Transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Sections 857 or 4981 of the Code.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

12.1 ADMISSION OF SUCCESSOR GENERAL PARTNER

     A successor to all of the General Partner Interest pursuant to Article 11 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately following the successor General Partner's execution and delivery to the Partnership of an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required or appropriate to effect such Person's admission as General Partner. In the case of such admission on any day other than the first day of a Fiscal Year, all items attributable to the General Partner Interest for such Fiscal Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(c) hereof. Any such successor General Partner shall carry on the business of the Partnership without dissolution.

12.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS

     (a) General. A Person other than the General Partner and the Initial Limited Partner who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon executing and delivering to the General
Partner:

          (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.6 hereof; and

          (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     (b) General Partner's Consent Required. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission and the satisfaction of the conditions set forth in Section 12.2(a).

     (c) Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Profit, Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner.

12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

     For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.6 hereof.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

13.1 DISSOLUTION

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Subject to Section 13.1(b), upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

     (a) the expiration of its term as provided in Section 2.5 hereof;

     (b) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal, a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

     (c) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

     (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     (e) the occurrence of a Terminating Sale Transaction; or

     (f) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner or the Partnership is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner or the Partnership, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner, if applicable.

As used in this Article 13, a "majority in interest" shall refer to Partners (excluding the General Partner) who hold Partnership Units that constitute more than fifty percent (50%) of the aggregate number of outstanding Partnership Units not held by the General Partner.

13.2 WINDING UP; LIQUIDATION

     (a) Upon dissolution of the Partnership, the business and affairs of the Partnership shall be wound up as provided in this Section 13.2. The General Partner shall act as the "Liquidator" (or, in the event there is no remaining General Partner, any Person elected by Limited Partners holding more than 50% of the total number of Partnership Units then issued and outstanding). The Liquidator shall wind up the affairs of the Partnership, shall dispose of such Partnership Assets as it deems necessary or appropriate and shall pay and distribute the assets of the Partnership, including the proceeds of any such disposition, as follows:

          (i) first, to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by establishment or reserves as determined by the Liquidator in its sole discretion), other than distributions to Partners pursuant to Article 5, and

          (ii) second, to the Partners in accordance with their positive Capital Account balances.

     It is intended that such distributions will result in the Partners receiving aggregate distributions in the order of and equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with Section 5.1. However, if the balances in the Capital Accounts do not result in such intention being satisfied, items of Profits and Losses will be reallocated among the Partners for the Fiscal Year of the liquidation (and, at the election of the General Partner, if necessary and permissible, prior Fiscal Years) so as to cause the balances in the Capital Accounts to be in the amounts necessary to assure that such result is achieved. Notwithstanding anything herein to the contrary, in the event the Partnership is liquidated within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), liquidation distributions shall be made by the end of the taxable year in which the Partnership liquidates or, if later, within ninety (90) days of the date of such liquidation.

     (b) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this
Article 13 may be:

          (i) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership; the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

          (ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2(a) as soon as practicable.

     (c) The Liquidator shall, in its sole discretion, determine whether to sell any Partnership Assets, including, without limitation, Real Estate Assets, and if so, whether at a public or private sale, for what price and on what terms. If the Liquidator determines to sell or otherwise dispose of any Partnership Asset or any interest therein, the Liquidator shall do so expeditiously and for its fair market value under the circumstances, giving due regard to the activity and condition of the relevant market and general financial and economic conditions. If the Liquidator determines not to sell or otherwise dispose of any Partnership Asset or any interest therein, the Liquidator shall not be required to distribute the same to the Partners promptly but shall have full right and discretion to determine the time and manner of such distribution and distributions giving due regard to the interests of the Partners.

13.3 NO OBLIGATION TO CONTRIBUTE DEFICIT

     If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

13.4 NOTICE OF DISSOLUTION

     In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

13.5 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

     Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

13.6 REASONABLE TIME FOR WINDING-UP

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

13.7 WAIVER OF PARTITION

     Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

14.1 AMENDMENTS

     (a) By the General Partner. The General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement except as set forth in Section 14.1(b) hereof. The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1(a) is taken in the next regular communication to the Limited Partners. The Limited Partners shall not have the power to amend this Agreement.

     (b) Restrictions on General Partner's Ability to Amend this Agreement. Notwithstanding Section 14.1(a) hereof, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner adversely affected if such amendment would:

          (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest;

          (ii) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership;

          (iii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; or

          (iv) amend this Section 14.1(b).

14.2 MEETINGS OF THE PARTNERS

     (a) General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting.

     (b) Vote Required. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.2(c) hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of Partnership Units that constitute more than fifty percent (50%) of the aggregate number of outstanding Partnership Units held by the Partners (including the General Partner) shall constitute the consent of the Partners.

     (c) Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by holders of Partnership Units that constitute more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the aggregate number of outstanding Partnership Units held by the Partners (including the General Partner). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote the holders of Partnership Units that constitute more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the aggregate number of outstanding Partnership Units held by the Partners (including the General Partner). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date of the consent as certified by the General Partner.

     (d) Proxy. Each Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or his attorney-in-fact and a copy thereof delivered to the Partnership. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the General Partner's receipt of written notice of such revocation from the Partner executing such proxy.

     (e) Conduct of Meeting. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Meetings of Partners may be conducted in the same manner as meetings of the stockholders of the General Partner and may be held at the same time, and as part of, meetings of the stockholders of the General Partner.

                                   ARTICLE 15
                               GENERAL PROVISIONS

15.1 ADDRESSES AND NOTICE

     Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered if delivered in person, sent by first class United States mail, by overnight delivery or via facsimile to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing. Notwithstanding the foregoing, the General Partner may elect to deliver any such notice, demand, request or report by e-mail or by any other electronic means, in which case such communication shall be deemed given or made one day after being sent.

15.2 TITLES AND CAPTIONS

     All article or section titles or captions in this Agreement are for convenience of reference only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

15.3 PRONOUNS AND PLURALS

     Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

15.4 FURTHER ACTION

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.5 BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.6 CREDITORS

     Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

15.7 WAIVER

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.8 COUNTERPARTS

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

15.9 APPLICABLE LAW

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

15.10 INVALIDITY OF PROVISIONS

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.11 MERGER

     Subject to Section 11.2, the Partnership may merge with, or consolidate into, any Person or Entity in accordance with Section 17-211 of the Act.

15.12 NO RIGHTS AS STOCKHOLDERS

     Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as stockholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to such stockholders or to vote or to consent or receive notice as stockholders in respect to any meeting or stockholders for the election of directors of the General Partner or any other matter.

15.13 ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Agreement of Limited Partnership as of the day and year first-above written.

                                        GENERAL PARTNER:
                                        NNN Healthcare/Office REIT, Inc.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LIMITED PARTNER:
                                        Triple Net Properties, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A
                PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                                                                     NUMBER OF
                                                                        CAPITAL     PARTNERSHIP   PERCENTAGE
    NAME AND ADDRESS OF PARTNER             TYPE OF INTEREST         CONTRIBUTION      UNITS       INTEREST
    ---------------------------       ----------------------------   ------------   -----------   ----------
NNN Healthcare/Office REIT, Inc.      General Partnership Interest     $  2,000           200         1.00%
1551 North Tustin Avenue
Suite 200
Santa Ana, CA 92705
Fax: (714) 667-6860
Attention: Chief Executive Officer

Triple Net Properties, LLC            Limited Partnership Interest     $200,000        20,000        99.00%
1551 North Tustin Avenue
Suite 200
Santa Ana, CA 92705
Fax: (714) 667-6860
Attention: _____________

   TOTAL                                                               $202,000        20,200       100.00%

                                    EXHIBIT B
                          NOTICE OF REDEMPTION REQUEST

     The undersigned Limited Partner hereby irrevocably (i) requests that NNN Healthcare/Office REIT Holdings, L.P. (the "Partnership") redeem Partnership Units in the Partnership held by such Limited Partner in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as such agreement may be amended from time to time (the "Partnership Agreement") and the Redemption Right referred to therein; (ii) agrees to surrender such Partnership Units and all right, title, and interest therein promptly upon payment of the Redemption Amount; (iii) directs that the Redemption Amount deliverable upon exercise of the Redemption Right be delivered to such Limited Partner at the address as specified in the Partnership Agreement; and (iv) directs that, if the General Partner determines that the Redemption Amount shall be the REIT Stock Amount, the REIT Stock be registered or placed in the name of such Limited Partner and at such address specified in the Partnership Agreement. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has not transferred or encumbered title to such Partnership Units; (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such redemption and surrender.

Dated:
       -------------------------

                                        [NAME OF LIMITED PARTNER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------